UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2021, GWG DLP Funding VI, LLC, a Delaware limited liability company (the “Borrower”), entered into a Credit Agreement (the “NF Credit Agreement”) with each lender from time to time party thereto and National Founders LP, a Delaware limited partnership, as the administrative agent (the credit facility evidenced by such NF Credit Agreement, the “NF Credit Facility”). The Borrower is a wholly owned subsidiary of GWG DLP Funding Holdings VI, LLC, a Delaware limited liability company (the “Parent”). The Parent is a wholly owned subsidiary of GWG Life, LLC, a Delaware limited liability company (“GWG Life”), which in turn is a wholly owned subsidiary of GWG Holdings, Inc., a Delaware corporation (“GWGH”).

On August 11, 2021, a one-time advance of approximately $107.6 million was made to the Borrower under the NF Credit Facility with a scheduled maturity date of August 11, 2031. Amounts borrowed under the NF Credit Facility bear interest on each day on the outstanding principal amount on such day at a per annum rate, determined on a daily basis, generally equal to 5.5% up to a 65% of the loan to value percent as calculated in accordance with the NF Credit Agreement, and 7.0% on anything above that loan to value percent. In particular, amounts borrowed under the NF Credit Facility bear interest on each day on the outstanding principal amount on such day at a per annum rate equal to the Interest Rate as of such day, or the Default Rate as of such day if an event of default has occurred and is continuing. The “Interest Rate” as of such day is equal to the sum of: (a) the percentage equal to (i) the Non-Higher Rate Factor as of such date of determination multiplied by (ii) 5.50%; and (b) the percentage equal to (i) the Higher Rate Factor as of such date of determination multiplied by (ii) 7.00%. “Non-Higher Rate Factor” means, as of any date of determination, the percentage equal to (i) 100% minus (ii) the Higher Rate Factor as of such date of determination, and “Higher Rate Factor” means, as of any date of determination, the percentage equal to (i) the greater of (a) the amount equal to (1) the LTV Percentage (as defined in the NF Credit Agreement) as of such date of determination minus (2) 65% and (b) zero percent divided by (ii) the LTV Percentage as of such date of determination. The “Default Rate” as of such day is equal to the sum of: (a) the Interest Rate as of such day and (b) 2.00%. Interest payments are made on a monthly basis.

Under the NF Credit Facility, each of the Borrower and the Parent has granted the administrative agent, for the benefit of the lenders under the agreement, a security interest in substantially all of GWGH’s remaining life insurance policy assets not pledged by GWG DLP Funding IV, LLC (“DLP IV”) under its senior credit facility with LNV Corporation (the “LNV Credit Facility”). In addition, amounts owing under the NF Credit Facility have been guaranteed by GWGH upon the occurrence of a Guarantee Trigger Event (as defined in the guarantee), including certain bankruptcy events related to the Borrower or the Parent or a Change in Control (as defined in the NF Credit Agreement).

A portion of the proceeds from the funding under the NF Credit Facility was used to purchase life insurance policies that were owned by DLP IV, which used the funds to repay the most recent advance of $52.5 million under the LNV Credit Facility described in GWGH’s Current Report on Form 8-K filed with the SEC on July 2, 2021. At August 11, 2021, the aggregate face value of life insurance policies owned by the Borrower, DLP VI, was approximately $433.1 million. As of such date, the aggregate face value of life insurance policies owned by DLP IV was approximately $1.42 billion.

With the exception of assets pledged by DLP IV under the LNV Credit Facility, and the assets pledged under the NF Credit Facility, GWGH secures L Bonds with a pledge of collateral security in its ownership interests in GWG Life and GWGH’s other direct subsidiaries; GWG Life’s ownership in its direct subsidiaries that own directly or indirectly a large actuarially diverse portfolio of life insurance policies of highly rated insurance companies; and investments in The Beneficient Company Group, L.P. (Ben) and Ben’s subsidiary Beneficient Company Holdings, L.P. Furthermore, L Bonds are secured by a pledge of approximately 4.0 million shares of GWGH common stock. GWGH’s most significant assets are cash and its investments in subsidiaries. These assets were not pledged under the NF Credit Facility.

The NF Credit Facility has certain financial and nonfinancial covenants, and we were in compliance with these covenants as of the date of this filing. In addition, the NF Credit Facility has certain reporting obligations that require the Borrower to deliver audited annual consolidated financial statements of the Parent no later than 150 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2021) and unaudited quarterly consolidated financial statements of the Parent no later than 90 days after the end of each of the Borrower’s first three fiscal quarters (beginning with the fiscal quarter ending September 30, 2021). The NF Credit Facility also has customary events of default for a facility of this type.

The Borrower may voluntarily prepay amounts owing under the NF Credit Facility upon payment of all accrued and unpaid interest on such prepaid amounts and payment of the applicable Prepayment Premium (as defined in the NF Credit Agreement).

The NF Credit Facility permits DLP VI to pay dividends and distributions from the proceeds of the one-time advance. As a result, the funding under the NF Credit Facility, less amounts used to purchase the life insurance policies from DLP IV, will be available to GWGH and will improve GWGH’s cash position while it works to complete its Annual Report on Form 10-K for the year ended December 31, 2020 and its Current Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, which GWGH expects will permit it to resume the issuance of its L Bonds.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set for in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: August 17, 2021	By:	/s/ Murray T. Holland
	Name:	Murray T. Holland
	Title:	Chairman, President and Chief Executive Officer

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